Exhibit 15.1

The Board of Directors and Stockholders

AutoZone, Inc.

We are aware of the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-42797) pertaining to the AutoZone, Inc. Amended and Restated Employee Stock Purchase Plan

Registration Statement (Form S-8 No. 333-88241) pertaining to the AutoZone, Inc. Amended and Restated Director Compensation Plan

Registration Statement (Form S-8 No. 333-75140) pertaining to the AutoZone, Inc. Executive Stock Purchase Plan

Registration Statement (Form S-3 No. 333-83436) pertaining to a shelf registration to sell 15,000,000 shares of common stock owned by certain selling stockholders

Registration Statement (Form S-3ASR No. 333-152592) pertaining to a shelf registration to sell debt securities

Registration Statement (Form S-8 No. 333-171186) pertaining to the AutoZone, Inc. 2011 Equity Incentive Award Plan

Registration Statement (Form S-3ASR No. 333-180768) pertaining to a shelf registration to sell debt securities

Registration Statement (Form S-3ASR No. 333-203439) pertaining to a shelf registration to sell debt securities and in the related Prospectuses of our report dated December 19, 2017 related to the unaudited condensed consolidated financial statements of AutoZone, Inc., that are included in this Quarterly Report (Form 10-Q) of AutoZone, Inc. for the quarter ended November 18, 2017.

/s/ Ernst & Young LLP

Memphis, Tennessee

December 19, 2017

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